SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TC Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	86-2650449
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

131 South Dawson Street Thomasville, Georgia	31792
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	The Nasdaq Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-254212

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of TC Bancshares, Inc.,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-254212), initially filed with the SEC on March 12, 2021 and amended on April 23, 2021 and May 10, 2021 (the “Form S-1”), which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Amended and Restated Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on the Acquisition of TC Bancshares, Inc. and TC Federal Bank” and “Description of Capital Stock of TC Bancshares, Inc.” in the Registrant’s Prospectus.

Item 2. Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-254212) initially filed with the SEC on March 12, 2021 and amended on April 23, 2021 and May 10, 2021 (the “Form S-1”).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on June 22, 2021).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TC BANCSHARES, INC.

Date: July 20, 2021	By:	/s/ Linda Palmer
Linda Palmer
Chief Financial Officer